                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                NOVEMBER 5, 1999
                                                --------------------------------


                             FSMN LIQUIDATION CORP.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


              GEORGIA                       1-9474                58-1651326
----------------------------------      --------------    ----------------------
   (State or other jurisdiction           (Commission          (IRS Employer
         of incorporation)               (File Number)      (Identification No.)


 498 SEVENTH AVENUE, 17TH FLOOR, NEW YORK, NEW YORK 10018                  33441
-----------------------------------------------------------        -------------
       (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code                (212) 642-6900
                                                           ---------------------



                            FORSTMANN & COMPANY, INC.
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


                                Page 1 of 3 Pages
                            (Exhibit Index on Page 2)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On November 5, 1999, the Registrant sold its wool manufacturing business and related assets, including its manufacturing plant in Dublin, Georgia, and all of its inventories and accounts receivable, to Victor Forstmann, Inc., an affiliate of Victor Woolens. Certain other assets, including plants and equipment located in Louisville and Milledgeville, Georgia, were not sold and the Registrant intends to sell such assets as promptly as is possible in one or more liquidation sales.

           This transaction was pursuant to an order of the United States Bankruptcy Court for the Southern District of New York, which approved the sale on November 4, 1999, following an auction conducted under the Court's auspices on November 3, 1999. The Registrant filed a voluntary petition of reorganization under Chapter 11 of the United States Bankruptcy Code in July 1999. The purchase price paid by Victor Forstmann, Inc. was $13.6 million (subject to adjustment), all of which was paid by the Registrant to the Registrant's secured creditors as required in the bankruptcy proceeding.

           The liquidation of the Registrant's remaining assets is expected to take several months and will be under the direction of Rodney J. Peckham, President and Chief Executive Officer of the Registrant. In connection with this transaction, the Registrant changed its name to FSMN Liquidation Corp. from Forstmann & Company, Inc.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           The following document is filed as an exhibit to this Current Report:

     10.1 Asset Purchase Agreement, dated as of October 21, 1999, between the Registrant and Victor Forstmann, Inc.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FSMN LIQUIDATION CORP.
                                  (Registrant)


Date: December 21, 1999           By /s/ Rodney J. Peckham
                                     -----------------------------------
                                      Rodney J. Peckham
                                      President